Exhibit 10.2

[Execution Version]

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT to the Asset Purchase Agreement (the “Amendment”) dated as of March 16, 2005 by and among Remy International, Inc., a Delaware corporation (“Parent”), UPC Acquisition Corp., a Delaware corporation (“Remy”) and Jack Vollbrecht, as Sellers Representative amends the Asset Purchase Agreement dated as of February 25, 2005 (the ”Purchase Agreement”) by and among Parent, Remy, the Sellers Representative and each of the other signatories thereto.

Background

The parties hereto are parties to the Agreement and desire to amend the Agreement in accordance with the requirements of Section 10.5 thereof and upon the terms and conditions and in the manner set forth below.

Terms

In consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions; References. Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. Each reference to “hereof” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended by this Amendment No. 1.

2. Section 1.2(a) of the Agreement. Subsection 1.2(a)(iv) of the Agreement is hereby amended to read, in its entirety, as follows:

“(iv) the excess, if any, of (i) any and all federal and state income Taxes of the Sellers that are incurred in connection with the receipt of $13,272,000 cash (the “Net Cash Amount”) by the Sellers and the Stockholder in connection with the receipt of the Net Cash Amount by the Sellers and the distribution of the Net Cash Amount to the Stockholder over (ii) the federal and state income Taxes that would have been incurred by the Stockholder if the Stockholder had received such Net Cash Amount directly from the Buyers in exchange for the stock of UPC (the “Assumed Tax Liabilities”); provided that for purposes of determining the Taxes incurred in connection with the Net Cash Amount, the value of the Earn Out shall be disregarded; and”

3. Section 1.2(b) of the Agreement. Subsection 1.2(b)(x) of the Agreement is hereby amended to read, in its entirety, as follows:

“(x) any liability or obligation with respect to the payment of certain accounts payable of the Business as of the Closing Date to be identified by the Buyers not less than three business days prior to Closing in an amount equal to $12,000,000 (the “Retained Payables”); or”

4. Section 1.4(a) of the Agreement. Section 1.4(a) of the Agreement is hereby amended to read, in its entirety, as follows:

“(a) Purchase Price. The aggregate purchase price for all of the Acquired Assets purchased by Remy pursuant to Section 1.1 and the non-compete arrangements contemplated hereby (the “Purchase Price”) shall consist of (i) cash in an aggregate amount equal to the Net Cash Amount plus $12,000,000 (the “Aggregate Cash Amount”); plus (ii) the aggregate amount required to pay the Repaid Indebtedness (as defined in Section 1.4(b)) of the Companies on the Closing Date, which amount shall not exceed $30,000,000 (the Aggregate Cash Amount and the cash payment required pursuant to this Section 1.4(a)(ii) is referred to herein as “Closing Cash Consideration”; plus (iii) the potential right to receive additional cash consideration in accordance with the terms and conditions of Exhibit 1.4A attached hereto (the “Earn Out”); plus (iv) the assumption by the Buyers of the Assumed Liabilities.”

5. Section 1.4(c) of the Agreement. Section 1.4(c) of the Agreement is hereby amended to read, in its entirety, as follows:

“(c) Payments. At the Closing, Remy shall pay to the Sellers (i) the Net Cash Amount, by wire transfer of immediately available funds to the account that has been designated by the Sellers to Remy at least three days prior to the Closing and (ii) $12,000,000 of the Aggregate Cash Amount, by wire transfer of immediately available funds to an account in the Sellers name, which amount shall be used solely to pay the Retained Payables.”

6. Continued Effectiveness of Agreement. Except as specifically amended above, all terms of the Agreement shall remain unchanged and in full force and effect.

7. Counterparts. This Amendment may be executed in two or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

IN WITNESS WHEREOF, Parent, Remy and the Sellers Representative have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

REMY INTERNATIONAL, INC.

By:	/s/ Allen Wilkie
Name:	Allen Wilkie
Title:	Vice President

UPC ACQUISITION CORP.

By:	/s/ Allen Wilkie
Name:	Allen Wilkie
Title:	Vice President

SELLERS REPRESENTATIVE

/s/ Jack D. Vollbrecht
Jack D. Vollbrecht